FIRST pactrust BANCORP, INC.™

Investor Day

September 26, 2011

Forward Looking Statements

<u>Forward-Looking Statements</u>

This presentation includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in FPTB's filings with the Securities and Exchange Commission. Risks and uncertainties related to FPTB and Beach Business Bank include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (2) the outcome of any legal proceedings that may be instituted against FPTB or Beach Business Bank; (3) the inability to complete the transactions contemplated by the definitive agreement or the previously announced acquisition by FPTB of Gateway Business Bank due to the failure to satisfy each transaction's respective conditions to completion of the transaction, including the receipt of regulatory approval; (4) risks that the proposed transaction or the Gateway Business Bank acquisition disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; (5) the amount of the costs, fees, expenses and charges related to the proposed transactions; (6) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (7) continuation of the historically low short-term interest rate environment; (8) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (9) increased levels of non-performing and repossessed assets that may result in future losses; (10) greater than anticipated deterioration or lack of sustained growth in the national or local economies; (11) changes in state and federal legislation, regulations or policies applicable to banks or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act, arising out of current unsettled conditions in the economy; (12) the results of regulatory examinations; and (13) increased competition with other financial institutions. You should not place undue reliance on forward-looking statements, and FPTB undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

<u>Additional Information About the FPTB / Beach Business Bank Transaction</u>

FPTB and Beach Business Bank will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the "SEC"). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC's Web site (www.sec.gov). In addition, documents filed with the SEC by FPTB will be available free of charge from James Sheehy, Corporate Secretary at (619)691-1519, and documents filed with the SEC by Beach Business Bank will be available free of charge from Ms. Melissa Lanfre, Investor Relations at (310) 802-2919. The directors, executive officers, and certain other members of management and employees of FPTB may be deemed to be participants in the solicitation of proxies in favor of the merger from the shareholders of Beach Business Bank. Information about the directors and executive officers of FPTB is included in the proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on April 25, 2011. The directors, executive officers, and certain other members of management and employees of Beach Business Bank may also be deemed to be participants in the solicitation of proxies in favor of the merger from the shareholders of Beach Business Bank. Information about the directors and executive officers of Whitney is included in the proxy statement for its 2010 annual meeting of shareholders, which is available on Beach Business Bank's website at www.beachbusinessbank.com by clicking on "Investor Relations" and then "SEC Filings." Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

FIRST pactrust BANCORP, INC.

Agenda

1.	Welcome Remarks	Gregory Mitchell
2.	Delivering Results	Marangal Domingo
3.	Lending	Chang Liu
4.	Retail Branch Network	Gaylin Anderson
5.	Credit Risk Management	Matthew Bonaccorso
6.	Administration & Operations	Richard Herrin
7.	Business Banking	Robert Franko
8.	Concluding Remarks	Gregory Mitchell
9.	Q&A	All

FIRST pactrust BANCORP, INC.™

Opening Remarks

Gregory Mitchell, President & CEO
September 26, 2011

FIRST pactrust BANCORP, INC.

Objectives

- ✓ Provide a very high level of transparency into the operations and condition of First PacTrust Bancorp and Pacific Trust Bank.
- ✓ Provide time for an active and open dialogue between management and market participants.
- ✓ Leave investors and market participants with clear and convincing evidence of Pac Trust's strength, commitment and capacity to achieve all organic and acquisitive growth objectives while generating meaningful long-term value for our sharteholders, customers, employees and the communituies we serve.

FIRST pactrust BANCORP, INC.

Three things to remember…

First PacTrust is a strong and profitable bank

First PacTrust offers investors an attractive investment opportunity

First PacTrust is well-positioned to be a lead bank consolidator in Southern California

FIRST pactrust BANCORP, INC.

Strengths

Capital

- Exceptionally strong and very well-positioned to benefit from an adverse economic environment
- Sophisticated shareholder base offering access to additional capital in support of prudent growth

Assets

- Solid balance sheet with low levels of remaining loss content
- Adequate reserves for loan losses
- Portfolio is well-secured and able to withstand adverse economy.
- Favorable trends on delinquencies and non-performing assets
- Strong and highly liquid securities portfolio
- Strong organic loan production with attractive pricing and underwriting
- Rising levels of production in key asset classes
- Strong credit risk management and risk analytics
- Expertise needed to benefit from M&A opportunities while preserving the integrity of the Bank's balance sheet and earnings

Management

- Great Team
- Solid and scalable operating platform with solid support team
- Rapidly evolving culture
- Well-equipped and experienced in managing growth and integration risk

FIRST pactrust BANCORP, INC.

Strengths (continued)

Earnings

- Focus on “qualitative” earnings
- Solid core earnings
- Stable and expanding Net Interest Margin
- Increasing levels of non-interest income
- Increasing return on investment in infrastructure and growth initiatives
- Low levels of expected loss from asset quality issues
- High expected levels of EPS accretion from balance sheet initiatives
- M&A and other strategic opportunities

Liquidity

- Solid retail banking team
- Increasingly favorable liability mix and cost structure
- Retail banking franchise is well positioned to take advantage of market dislocations
- Opportunities for cross-selling and generation of non-interest income
- Smart Treasury managers able to effectively manage cash positions

Sensitivity

- Very low levels of risk from a rising rate environment
- Well positioned to benefit from market malaise

FIRST pactrust BANCORP, INC.

Strategy

- Successful acquiror
  - ✓ Two announced transactions that achieve strategic objectives
- Strong management team and systems to manage credit, operating and integration risk
- Innovative board and management with the ability to embrace new paradigms and opportunities
- Strong “story” that is appealing to a large population of prospective acquirors
  - ✓ Banks and non-banks
- Capital capacity to generate outside returns from disciplined M&A activties.
- Right place at the right time with market conditions supporting Pac Trust's strategy.

FIRST pactrust BANCORP, INC.™

Delivering Results

Marito Domingo, EVP & CFO

September 26, 2011

FIRST pactrust BANCORP, INC.

Delivering in 2011

Strengthen infrastructure	• Management additions completed • Repositioned products
Improve asset quality	• Performance improvements • Risk management systems enhanced
Grow core earnings by prudently deploying capital into CRE and SFR lending	• Launched CRE lending platform – 3 BDOs • Repositioned SFR products
Open 3-5 de novo branches in Southern California	• Opened: La Jolla and San Marcos • Coming soon: Century City and Santa Monica
Complete $200 - $500 million of accretive M&A activity	• Gateway Business Bank: $187 million • Beach Business Bank: $304 million

Net Interest Margin

- Asset yields were impacted by balance sheet repositioning
  - Sale of impaired securities (at a net gain)
  - H1'11 loan balance reduction due to lower originations vs. prepayments
    - H1'11 originations impacted by :
      - repositioning of SFR products and
      - time to build out of CRE lending platform
    - H2'11 originations showing up
  - Aggressive NPL management
  - Increase in cash - capital raises & securities sales
- Cost of funds has benefited from repositioning of deposit product pricing in line with community banks and planned wholesale liability deleveraging
  - Opportunity continues as CDs renew
- Balance sheet now repositioned for NIM expansion


$750
$700
$650
$600
$550
$500
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%

	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11
Earn Assets	$682	$685	$646	$634	$686
Dep & Borr	$684	$684	$668	$639	$661
Yield	4.80%	5.28%	4.84%	4.52%	4.36%
Cost of Funds	1.48%	1.32%	1.16%	1.00%	0.88%
NIM	3.38%	4.05%	3.78%	3.63%	3.56%

First PacTrust Bancorp, Inc.

Net Interest Margin Opportunities

FACTOR	DRIVER
✓ Increasing CRE portfolio	• Launched FPTB platform in Q2'11
✓ Increasing C&I portfolio	• Acquired Beach platform
✓ Increasing transaction accounts	• Repositioning FPTB branches; acquired Gateway & Beach platforms
✓ Increasing asset productivity by reducing cash	• Investing in loans & securities
✓ Increasing asset productivity by reducing NPAs	• Resolving legacy assets

FIRST pactrust BANCORP, INC.

Evolution of Loan Portfolio & Earning Assets

Flexibility of the balance sheet combined with organic CRE asset generation and acquisition of C&I and SBA asset generation capabilities provides opportunity to diversify earnings asset base away from thrift like balance sheet

	June 2011		Pro Forma*		Target State*	
	Loans	Assets	Loans	Assets	Loans	Assets
SFR Loan	81%		60%		30%	
Multifamily Loans	4%		4%		10%	
CRE Loans	11%		20%		30%	
Construction & Land Loans	1%		2%		5%	
C&I Loans	0%		11%		15%	
Consumer Loans	3%		3%		10%	
Total Gross Loans	100%	77%	100%	76%	100%	77%
Net Loans		76%		75%		76%
Investments (includes deposits)		15%		19%		19%
Earning Assets		91%		94%		95%
Other Assets (includes ALLL)		9%		6%		5%
Total Assets		100%		100%		100%

Source: SNL Financial as of 06/30/2011
Note: Amounts converted to percent of total assets
* Excludes purchase accounting adjustments

FIRST pactrust BANCORP, INC.

Evolution of Deposit Base & Interest Bearing Liabilities

De novo branches, implementation of sales culture and acquisitions provides opportunity to diversify liability base away from thrift like structure

	June 2011		Pro Forma*		Target State*	
	Deposits	Liabilities & Equity	Deposits	Liabilities & Equity	Deposits	Liabilities & Equity
DDA	10%		15%		20%	
MMDA & Savings	32%		38%		40%	
CDs	58%		47%		40%	
Total Deposits	100%	78%	100%	80%	100%	85%
Borrowings		3%		2%		4%
Int. Bearing Liabilities		81%		82%		89%
Other Liabilities		1%		1%		1%
Total Liabilities		82%		83%		90%
Equity		18%		17%		10%
Liabilities & Equity		100%		100%		100%

Source: SNL Financial as of 06/30/2011
Note: Amounts converted to percent of total assets
* Excludes purchase accounting adjustments

Credit Quality Improvements Will Drive Higher Risk Adjusted NIM

- ✓ Early delinquencies at lowest level vs. past 4 quarters
- ✓ NPLs at lowest level vs. past 5 quarters; charge offs declining
- ✓ REO increased as resolution activity matures
- ✓ ALLL reflects the improvement in credit quality
- ✓ ALLL as % NPL held constant

Allowance for Loan & Lease Losses
(amounts in $ millions / %)



	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11
ALLL	$17.7	$17.6	$14.6	$11.9	$8.4
%NPL	40.2%	46.0%	41.3%	38.8%	38.2%

Early Delinquencies & NPA Components
(amounts in $ millions)



	Early DQ	NPL	OREO
Q2 10	$22.9	$29.2	$8.3
Q3 10	$27.0	$22.0	$7.8
Q4 10	$31.5	$19.9	$6.6
Q1 11	$27.2	$27.6	$6.4
Q2 11	$20.1	$14.2	$15.0

First PacTrust Bancorp, Inc.

Non-Interest Income Opportunities

FACTOR	DRIVER
✓ Mortgage Banking Gain-on-Sale	• Acquired Gateway platform (MHMB)
✓ SBA Gain-on-Sale	• Acquired Beach and Gateway platforms
✓ Investment fees	• Launched platform in partnership with Essex
✓ Insurance fees	• 2012 initiative

Non-Interest Expense Opportunities

FACTOR	DRIVER
✓ Reduced drag from NPA resolution cost and REO expense	• Aggressive NPA management • MTM on acquired impaired assets
✓ Strengthening infrastructure	• Increased efficiencies from single platform solutions

FIRST pactrust BANCORP, INC.

Delivering Earnings

- ✓ 2011 will reflect improved quality of earnings
  - — Yield on assets improved due to lending platforms production, strong pricing and reduction in drag from NPLs
  - — Cost of funds improved as deposit product priced in line with community banks, higher-cost CDs mature and deleveraging of wholesale borrowings
  - — Provision reflects improved credit metrics
- ✓ 2011 non-interest expense reflects cost of aggressive NPA management, activity for four new do novo branches and build out of CRE lending platform, M&A activity and hiring of management team lineup
- ✓ SBLF initial dividend set at 5%; will decline toward 1% in 2012 as a result of CRE owner occupied loan production
- ✓ When closed, Gateway transaction expected to be accretive to earnings

Earnings Available to Common

($ thousands / % annualized)


$4,000
$3,000
$2,000
$1,000
$0
-$1,000
-$2,000
-$3,000
2.00%
1.50%
1.00%
0.50%
0.00%
-0.50%
-1.00%
-1.50%

	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11
End Bal	$(2,708)	$2,781	$1,169	$693	$1,549
ROA	-1.10%	1.40%	0.63%	0.33%	0.73%

First PacTrust Bancorp, Inc.

Long-term Goals

- 4% + NIM
- Low 50s efficiency ratio
- ~$1 billion assets in each of Los Angeles, Orange, and San Diego Counties.
- Provide dividend growth that exceeds inflation.

FIRST pactrust BANCORP, INC.

Access to Capital

- ✓ Strong capital position made stronger through:
  - ✓ $26 million common equity raise (completed at a 4.4% discount to market);
  - ✓ $32 million SBLF cumulative perpetual preferred shares
- ✓ FPTB's tangible common equity to asset ratio now stands to 17.6% and tangible total equity to assets of 21.1%
  - ✓ FPTB maintains sufficient equity to support M&A activities and organic growth
- ✓ Strong capital position at Pacific Trust Bank
  - ✓ Pro-forma with SBLF equity, total core capital to adjusted tangible assets stands at 14.4% and total risk-based capital ratio stands at 21.8%
  - ✓ 100% of capital would be tangible equity with no TRUPS, goodwill or debt
  - ✓ Could support more than $450+ million in added CRE assets without exceeding concentration limits
- ✓ Strong institutional investor base led by Trust Company of the West and COR Capital

First PacTrust Bancorp Capital Analysis

Capital	Q2 11 ($mm)	SBLF ($mm)	Pro-forma ($mm)
Common Equity	160.5	-	160.5
Preferred Stock	-	32.0	32.0
Total Shareholders Equity	160.5	32.0	192.5
Total Assets	882.3	32.0	914.3
Common Equity to Assets	18.2%		17.6%
Tangible Common to Assets	18.2%		17.6%
Total Equity to Assets	18.2%		21.1%

PacTrust Bank Capital Analysis

Capital	Q2 11 ($mm)	Ratios	SBLF ($mm)	Pro-forma ($mm)	Pro-forma Ratios
Tier 1 Core	99.6	11.6%	28.8	128.4	14.4%
Tier 1 Risk-based	99.6	16.0%	28.8	128.4	20.7%
Total Risk-based	106.7	17.2%	28.8	135.5	21.8%
Adjusted Assets	826.7		28.8	891.5	
Risk-weighted Assets	621.3		-	621.3	

***Consolidated equity to total assets serves as a close proxy to consolidated Tier 1 equity to assets assuming Bancorp invested all available capital into PacTrust Bank*

Balance Sheet Capacity

FORTRESS CAPITAL	FLEXIBLE BALANCE SHEET
• Excess capital to support organic growth • Excess capital to support acquisitions	• Asset allocation flexibility – Low CRE concentration – Low C&I concentration

✓ *First PacTrust is well-positioned for growth*

✓ *First PacTrust is well-positioned to be a lead bank consolidator in Southern California*

FIRST pactrust BANCORP, INC.

Delivering in 2012

Complete integration of Gateway and Beach	• Gateway: mortgage banking platform • Beach: business banking platform
Grow net interest margin	• CRE + C&I lending + increase b/s efficiency (cash / NPAs) • Enhancing deposit franchise
Grow fee income	• Gain-on-sale: mortgages & SBA • Fee income: business accounts & investment fees
Open 3-5 de novo branches in Southern California	• LA County • Orange County
Complete $200 - $500 million of accretive M&A activity	• Southern California • ?

FIRST pactrust BANCORP, INC.™

Lending

Chang Liu, EVP & Chief Lending Officer
September 26, 2011

FIRST pactrust BANCORP, INC.

PacTrust Asset Mix 1/1/11



Multi-Family Residential, 5+ units 4%
Commercial R/E 6%
Land Loans 2%
Others 0%
Commercial R/E, incl. MFR (New Origination 2011) 0%
Residential Mortgages, 1-4 units 51%
Green Accts 37%

- Transforming from a Thrift Balance Sheet to a Commercial Bank Balance Sheet
- Concentration in Residential/Green Accounts at 88%
- Limited exposure in CRE at 6%
- No C&I or SBA loans

('000's)

Asset Mix		Jan 1, 2011 Balance	% of Total
Residential Mortgages, 1-4 units	$	355,007	51%
Green Accts	$	254,864	37%
Multi-Family Residential, 5+ units	$	29,245	4%
Commercial R/E	$	39,035	6%
Commercial R/E, incl. MFR (New Origination 2011)	$	-	0%
Land Loans	$	10,660	2%
Others	$	2,112	0%
Total Loans	**$**	**690,923**	**100%**

FIRST pactrust BANCORP, INC.

PacTrust Asset Mix 6/30/11


Commercial R/E 6%
Land Loans 1%
Others 0%
Commercial R/E (New Origination YTD) 3%
Multi-Family Residential, 5+ units 3%
Residential Mortgages, 1-4 units 49%
Green Accts 38%

- YTD June 2011 Residential Origination of $13.6MM at an average yield of 4.96%
- YTD June 2011 CRE Origination of $21.3MM at an average yield of 5.84%
- Total New Origination average yield is 5.49%

('000's)

Asset Mix		*Balance YTD June 30, 2011*	*% of Total*
Residential Mortgages, 1-4 units	$	330,440	49%
Green Accts	$	255,758	38%
Multi-Family Residential, 5+ units	$	23,138	3%
Commercial R/E	$	37,735	6%
Commercial R/E (New Origination YTD)	$	21,330	3%
Land Loans	$	3,133	0%
Others	$	2,134	0%
Total Loans	$	673,668	100%

FIRST pactrust BANCORP, INC.

Production 2011


$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
$46,386
$13,614
$78,670
$21,330
$125,056
$34,944
Residential
CRE
Total Loans
2nd Half 2011...
Originated YTD June 30, 2011

60 Day Period (July, August, 2011)

- 7/1/11 - 9/1/11 Residential Closed $10.9MM, 24% of 2nd half 2011 projections
- 7/1/11 - 9/1/11 CRE Closed $13.0MM, 17% of 2nd half 2011 projections
- Combined Residential and CRE targeted production for 2011 totals $160.0MM
- Projected Payoff and Amortization for Residential totals $60.0MM
- Net Asset gain of $100MM
- This would be a 14.4% loan growth for the year

('000's)

Asset Mix	Originated YTD June 30, 2011	2nd Half 2011 Projections	2011 Projected Total	% of Total
Residential	$ 13,614	$ 46,386	$ 60,000	39%
CRE	$ 21,330	$ 78,670	$ 100,000	61%
Total Loans	**$ 34,944**	**$ 125,056**	**$ 160,000**	**100%**

Projected 12/1/11 (PTB only, before GBB conversion)


Commercial R/E
5%
Multi-Family Residential, 5+ units
2%
Commercial R/E (New Origination YTD)
13%
Land Loans
1%
Others
0%
Residential Mortgages, 1-4 units
45%
Green Accts
34%

('000's)

Asset Mix		*Projected Dec 1, 2011 Balance*	*% of Total*
Residential Mortgages, 1-4 units	$	345,920	45%
Green Accts	$	260,951	34%
Multi-Family Residential, 5+ units	$	18,138	2%
Commercial R/E	$	36,235	5%
Commercial R/E (New Origination YTD)	$	99,750	13%
Land Loans	$	3,133	0%
Others	$	2,134	0%
Total Loans	**$**	**766,261**	**100%**

- With anticipated payoff/amortization on residential (historical averages at $60MM annually), YE balance is projected to be $3MM less than the 2011 beginning balance.
- MFR is projected to have a total payoff of $11MM for 2011.
- Focus is on CRE growth

Projected 12/31/11 (post GBB conversion)


SBA Loans, net of guaranty sale (GBB) 3%
Other 0%
Land Loans 0%
Residential Construction Rehab (GBB) 2%
Other (GBB Legacy) 4%
Residential Mortgages, 1-4 units 41%
Commercial R/E (New Origination 2011) 12%
Commercial R/E 4%
Green Accts 31%
Multi-Family Residential, 5+ units 2%

- Adds SBA, Construction Rehab, asset class from GBB into the mix.
- Other (GBB Legacy) includes Commercial Loans, CRE, A/R (factoring), and R/E Loans.

('000's)

Asset Mix		*Dec. 31, 2011 Balances*	*% of Total*
Residential Mortgages, 1-4 units	$	346,326	41%
Green Accts	$	261,258	31%
Multi-Family Residential, 5+ units	$	18,138	2%
Commercial R/E	$	36,235	4%
Commercial R/E (New Origination YTD)	$	99,750	12%
Land Loans	$	3,133	0%
Other	$	2,134	0%
SBA Loans, net of guaranty sale (GBB)	$	23,792	3%
Residential Construction Rehab (GBB)	$	14,736	2%
Other (GBB Legacy)	$	33,903	4%
Total Loans	**$**	**839,405**	**100%**

FIRST pactrust BANCORP, INC.

Production for 2011 and 2012


100,000
90,000
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
-
3,500
2,500
20,000
500
13,614
46,386
21,330
78,670
SBA
Rehab
Residential
CRE
Originated YTD June 30, 2011
2nd Half 2011 Projections

2011

- SBA production was $3.5MM through 6/30/11
- SBA is projected to produce an additional $2.5MM for the 2nd half of 2011, with a total of $6.0MM net increase in this asset category
- Rehab Construction (SFR-REO, Short Sales) totaled $20MM YTD with another $8MM projected
- Rehab Construction had $18MM in payoffs YTD, with another $7MM projected, which will result in a $3MM net increase in this asset category

2012

- SBA will show material increase year-over-year
- Construction Rehab origination should be consistent with 2011
- Residential origination, with GBB and BBB, will increase to achieve balance sheet growth with excess volume sold off in the secondary market
- Continue to produce year-over-year growth in CRE origination

('000's)

Asset Mix	*Originated YTD June 30, 2011*	*2nd Half 2011 Projections*	*2011 Projected Total*	*% of Total*
SBA	$ 3,500	$ 2,500	$ 6,000	6%
Rehab	$ 20,000	$ 500	$ 20,500	34%
Residential	$ 13,614	$ 46,386	$ 60,000	23%
CRE	$ 21,330	$ 78,670	$ 100,000	36%
Total Loans	**$ 58,444**	**$ 128,056**	**$ 186,500**	**100%**

SBA: Net of guaranteed portion

Commercial/MFR Mortgage Debt


$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$2,377,602
$793,794
$101,855
$160
U.S.
U.S. Banks & Thrifts
FDIC-Regulated CA Financial Institution
2012 PTB CRE Projection
Commercial/MFR Mortgage Debt ($millions)

	Commercial/MFR Mortgage Debt ($millions)
U.S.	$ 2,377,602
U.S. Banks & Thrifts	$ 793,794
FDIC-Regulated CA Financial Institution	$ 101,855
2012 PTB CRE Projection	$ 160

Source: Mortgage Bankers Association, Mortgage Debt Outstanding Q1 2011
FDIC - Statistics on Depository Institute Report 6/30/11

- U.S. CRE Debt = $2.4 trillion
- Breakdown:
  - Bank & Thrifts 33.4% ($793.7 billion)
  - CMBS, CDO and other ABS Issues 26.3% ($626.2 billion)
  - Agency and GSE Portfolios and MBS 13.8% ($327.3 billion)
  - Life Insurance Co. 12.6% ($299.4 billion)
  - State and Local Government 3.8% ($90.3 billion)
  - Others 10.1% ($240.4 billion)


U.S. CRE Debt
State and Local Government 3.8%
Others 10.1%
Bank and Thrift 33.4%
Life Insurance Co. 12.6%
CMBS, CDO and other ABS Issues 26.3%
Agency and GSE Portfolios and MBS 13.8%

- CA Financial Institution regulated by the FDIC = $101.8 billion
- PTB's growth in 2012 will only need to capture less than 0.20% of the $101.8 billion market

Competitive Landscape For CRE Business

- Insurance Cos.: Non-recourse, $5MM+, up to 65% LTV, high 3% to low 4% 10-year fixed rates
- CMBS: Non-recourse, $5MM+, high 5% to low 6% for 5- and 10-year fixed rates
- National Banks: Recourse, $5MM+, low 4% to low 5% for 5- and 10-year fixed rates or floating LIBOR + 2.5%
- Regional Banks: Recourse, $1MM+, high 4% to mid 5% for 5- and 10-year fixed rates
- Credit Unions: $100K-$5MM, high 5% for 5-year fixed; O-O, mid 4% for 5-year fixed
- Apartment Loans: 5-year fixed rates start at 3.75% and 10-year fixed rates start at 4.5%

FIRST pactrust BANCORP, INC.

Target CRE Loan Profile Marketing

- Permanent loan terms of up to 10 years and bridge loans up to 36 months
- Fixed rates up to 5 years, will consider some 7 year or 10 year fixed
- $2-$12MM in loan size
- All income producing property types, will consider hospitality and other special purpose use properties
- Emphasis on owner occupied CRE properties to deliver our SBLF funds to the local economy
- Interest rate in the mid-5%
- Flexible prepayment penalty
- Typically recourse, may consider partial or non-recourse
- Strong underwriting stress rates and focus on sponsorship's global cash flow analysis

PacTrust's CRE Team & Effort To Date

- Began marketing the CRE loan programs in February, 2011
- Hired two experienced CRE underwriters and a seasoned documentation/processor in mid-March, 2011
- Hired VP-origination for Los Angeles in July, 2011 and one for Orange County in August, 2011
- Reviewed over 175 transactions, over $845MM in loan dollars, average size of $4.83MM
- Issued term sheets on $72.5MM, closed $42.5MM with another $18MM in closing (83% closing ratio)
- Currently, we have 13 term sheets issued totaling $55MM with another 25 deals totaling $140MM in the pipeline


CRE Loans
In-Closing $18MM 2%
Term Sheets Issued $55MM 7%
Closed $42MM 5%
Reviewed and Declined $443MM 52%
Lost to Competition $287MM 34%

CRE Loans		
Reviewed and Declined	$443MM	52%
Lost to Competition	$287MM	34%
Closed	$42MM	5%
In-Closing	$18MM	2%
Term Sheets Issued	$55MM	7%
Total Loans	**$845MM**	**100%**

FIRST pactrust BANCORP, INC.

County Fair Mall, Woodland (Sacramento) CA


COUNTY FAIR MALL

- 330,000 SF Retail
- 68% occupied
- Anchors are JC Penney, Burlington Coat Factory and Cinemark USA. Major-retailer shadow anchors the collateral
- $7.5MM commitment, with $2MM in hold backs to be earned out
- 2.00x DSCR, <50% LTV
- Fixed at 5.5% for 5 years, with a 5 year option
- 50% recourse with strong sponsor

Single Tenant Retail in Eugene, OR


DICK'S


GOLF PRO SHOP
SALE

- 10-year permanent loan to refinance a 60,314 SF retail building in Eugene, OR.
- Single-Tenant: 100% occupied by Dick's Sporting Goods, Inc., a strong credit tenant
- Shadow anchors include Walmart, Market of Choice, and Home Depot
- Pricing: Years. 1 – 5: Fixed at 5.75%; Yrs. 6 – 10: Fixed on the then 5-yr CMT + 3%, but not less than the initial fixed rate.
- LTV of 64.1%
- 100% recourse
- Strong Sponsorship

FIRST pactrust BANCORP, INC.

Golf Course in Santa Clara, CA



- 5-year permanent loan financing on a 9-hole Golf Course in Santa Clara, CA
- Fixed at 5.75% for 5 years
- LTV of 64.2%
- 100% recourse
- Strong Sponsorship
- Borrower has owned the property for 44 years



First PacTrust Bancorp, Inc.

Asset/Property/Geography Mix - CRE

CRE Current Mix

Asset Type

Non-Owner Occ.	100%
Owner Occ.	0%
Total	100%



Asset Type
Owner Occ. 0%
Non-Owner Occ. 100%

Total Booked Loans by Property Type

Retail	19,230	56%
Retail - Single-Tnt	7,500	22%
Land & Others	4,800	14%
Apt.	1,800	5%
Industrial	1,050	3%
Total	34,380	100%



Property Type
Apt. 5%
Industrial 3%
Land & Others 14%
Retail 56%
Retail - Single-Tnt 22%

Geography of Booked Loans

SD	-	0%
LA	20,080	58%
Orange	-	0%
Riverside	-	0%
SB	-	0%
Other Counties	6,300	18%
Other States	8,000	23%
Total	34,380	100%



Geography
Other States 23%
SD 0%
LA 59%
Other Counties 18%
SB 0%
Riverside 0%
Orange 0%

CRE Recommended Mix (Long Term Plan)



Asset Type
Owner Occ. 20%
Non-Owner Occ. 80%

Asset Type

Non-Owner Occ.	80%
Owner Occ.	20%
Total	100%



Property Type
Hospitality 5%
Office 25%
Retail 30%
Industrial 25%
Apartments 5%
Others 5%
Land 5%

Property Type

Retail	30%
Land	5%
Others	5%
Apartments	5%
Industrial	25%
Office	25%
Hospitality	5%
Total	100%



Geography
Other Counties 10%
Other States 5%
Riverside/SB 5%
SD 15%
LA 35%
OC 30%

Geography

LA	35%
OC	30%
SD	15%
Riverside/SB	5%
Other Counties	10%
Other States	5%
Total	100%

Loan Size/Type Mix - Residential

Residential Current Mix

Total Booked Loans by Size

$0-$499K	997	4%
$500k-$999k	7,227	29%
$1M-$1.5M	8,555	35%
$1.5M+	7,758	32%
Total	24,538	100%

Loan Size


$0-$499K
4%
$500k-$999k
29%
$1.5M+
32%
$1M-$1.5M
35%

Total Booked Loans by Type ($MM)

Green	Hybrid	Total
7,698	16,840	24,538
31%	69%	100%

Loan Type


Green
31%
Hybrid
69%

Residential Recommended Mix (Long Term Plan)

Loan Size


$0-$499K
15%
$1.5M+
20%
$500k-$999k
30%
$1M-$1.5M
35%

Loan Size

$0-$499K	15%
$500k-$999k	30%
$1M-$1.5M	35%
$1.5M+	20%
Total	100%

Loan Type


Green
20%
Hybrid
80%

Loan Type

Green	Hybrid	Total
20%	80%	100%

Why Does PacTrust Win in this Competitive Environment?

- ✓ Flat organization allows for much faster response time
- ✓ Relationship-focused model
- ✓ Can close transactions quickly (closing in 14-21 days have been achieved)
- ✓ Comfortable with some 'hair' on the deal/some history on the sponsors/other CRE collateral types
- ✓ Certainty of execution and ability to close on time are important from a reputation and pricing perspective
- ✓ Willing to structure the terms and conditions to meet the needs of the client, it doesn't have to fit in a 'box'
- ✓ Our goal is to become the "Trusted" source of financing by providing "Value" to our clients using our ability to deliver the on-time "Service" they need.

FIRST pactrust BANCORP, INC.™

Retail Branch Network

Gaylin Anderson, EVP & Chief Retail Banking Officer

September 26, 2011

PacTrust Transformation

Shifting from a "Service" Culture to a "Sales and Service" Culture

- ✓ Assess Current Service Standards
- ✓ Assess People Delivering Standards
- ✓ Assess Product Set
- ✓ Assess Support Product Set
- ✓ Assess Brand and Branding Strategy

FIRST pactrust BANCORP, INC.

2011 Accomplishments

1st Quarter

- Strategic Planning Initiatives
- Training – Building Excellence – Pac 5, Profiling, Follow Up, Minimum Standards
- New Brand Development
- Focus on Checking Account Production and Overall Unit Production

2nd Quarter

- Opened Branch in La Jolla, CA
- Opened Branch in San Marcos, CA
- Branding Launch
- Material Change in Checking Account Production and Overall Unit Production

3rd Quarter

- Signed with ENSI (Essex National Securities & Investments)
- Signed with Sales Quality Group (Mystery Shop)
- Signed with First Data (Merchant Services), ADP (Payroll Services), and ELAN (Credit Card Service Provider)
- Continued focus on Checking Account Production and Unit Production

4th Quarter

- Anticipate branch opening in Century City, CA – October 20th
- Anticipate branch opening in Santa Monica, CA – December/January
- Consumer Lending and C&I training
- Continued focus on Checking Account Production and Unit Production

First PacTrust Bancorp, Inc.

Deposit Balance Growth


Retail
CD
Savings
Checking
Money Mkt
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
-$2.0
-$4.0
-$6.0
Savings, $10.0
Checking, $6.9
Money Mkt, -$4.2
CD, -$2.0


Overall Bank
CD
Savings
Checking
Money Mkt
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
-$10.0
CD, $52.1
Savings, $8.2
Checking, $6.1
Money Mkt, -$0.51

YTD Retail Deposit Growth (as of August 31, 2011)

Deposit Category	Balance Growth (000s)
Checking	$6,908
Savings	$10,068
Money Market	-$4,260
CD's	-$2,092
Total	**$10,623**

* Planned run-off in high cost CDs.

YTD Bank Deposit Growth (as of August 31, 2011)

Deposit Category	Balance Growth (000s)
Checking	$6,107
Savings	$8,273
Money Market	-$514
CD's	$52,161
Total	**$66,027**

** Implemented low cost institutional deposits strategy (lengthened maturities); State of CA.

FIRST pactrust BANCORP, INC.

Weighted Average Rate


1.508%
1.350%
as of July 2011
0.847%
0.810%
0.856%
0.679%
0.639%
0.692%
1.600%
1.400%
1.200%
1.000%
0.800%
0.600%
0.400%
0.200%
0.000%
Retail
Corp
Bank
COFI
December 2010
August 2011

	12/31/2010	8/31/2011	Change
Retail	0.856%	0.692%	-0.164%
Corp	0.810%	0.639%	-0.171%
Bank	**0.847%**	**0.679%**	**-0.168%**

Decrease in Weighted Average Rate factors:

- ✓ Re-pricing Strategy
- ✓ Increase in Transaction Accounts
- ✓ Increase in Business Accounts
- ✓ .67 + bps under COFI – Improved Margin

Note: Weighted Average Rate is point in time

FIRST pactrust BANCORP, INC.

Deposit Unit Production by Category

Retail (data thru 8/31/11)



Units
600
500
400
300
200
100
0

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug
DDA	113	116	163	177	193	252	236	278
MMKT	8	15	15	24	29	23	24	38
SAV	101	90	124	117	121	158	116	125
CD	70	90	85	140	135	110	88	130
Total	292	311	387	458	478	543	464	571

Typical summer fatigue; decline in branch traffic

Deposit Unit Production


Data thru 8/31/11
# of Units
700
600
500
400
300
200
100
0

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug
Retail	292	311	387	458	478	543	464	571
Wholesale	10	4	16	50	42	49	53	60
Total	302	315	403	508	520	592	517	631

- ✓ Significant change in unit totals as the Behaviors and Activities shift
- ✓ Deposit units opened in January totaled 302 units. We established a "new high" in August of 631 units (more than doubled) or 109% increase in the monthly unit generation.
- ✓ Slight decrease in July as vacations increased and lobby traffic decreased
- ✓ Continued improvement expected through year end

FIRST pactrust BANCORP, INC.

Consumer and Business Checking Unit Production


Checking Unit Production
# of Units
300
250
200
150
100
50
0

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug
Business	13	15	14	24	20	34	15	34
Consumer	106	102	150	154	177	223	224	248
Total Checking	119	117	164	178	197	257	239	282

- ✓ Major emphasis on Consumer and Business Checking Unit production
- ✓ Retail Checking Units opened in January totaled119. We established a "new high" of 282 units opened for the month of August (more than doubled) or a 137% increase in the monthly unit production.
- ✓ "Building Excellence" sales and service initiatives beginning to take hold

FIRST pactrust BANCORP, INC.

Deposit Unit Production


Y-T-D Net New Units
# of Units
1,000
800
600
400
200
-
(200)
(400)
(600)
DDA
MMKT
SAV
CD
Total

	DDA	MMKT	SAV	CD	Total
YTD	854	(48)	15	(487)	334

- ✓ "Building Excellence" sales and service culture paying off
- ✓ Focused on DDA production and retention
- ✓ Planned run-off of high cost CDs
- ✓ 260 Units or 30% of the unit growth in checking is attributed to the two De Novo offices

FIRST pactrust BANCORP, INC.

Fee Income


Customer Service Fees
980,000
960,000
940,000
920,000
900,000
880,000
860,000
840,000
9.1% Increase
YTD Aug 2010
YTD Aug 2011

	YTD August 2011	YTD August 2010	Dollar Increase	% Increase
Customer Service Fees	$972,551	$891,714	$80,837	9.1%

- ✓ Fees from NSF charges increased 14.4% over 2010
- ✓ Debit Card fee income up 14.1% over 2010
- ✓ Addition of Coin Exchange fee income in 2011 - $24,000

La Jolla Branch


grand opening
PACIFICTRUST

Category	8/31/11 Balance (000)	% Mix	Weighted Avg Rate
DDA	3,226	12.03%	0.008%
MMKT	1,002	3.74%	0.405%
SAV	7,541	28.12%	0.349%
CD	15,045	56.11%	1.211%
Total	**26,816**	**100.00%**	**0.794%**

- ✓ Opened March 2011
- ✓ New Interior Branch Design
- ✓ Significant Monthly Deposit Growth

FIRST pactrust BANCORP, INC.

La Jolla Interior







San Marcos Branch


now open!
pactrust
BANK
now open!
pactrust
BANK

Category	8/31/11 Balance (000)	% Mix	Weighted Avg Rate
DDA	119	1.74%	0.037%
MMKT	1,708	25.04%	0.953%
SAV	3	0.04%	0.150%
CD	4,993	73.18%	1.240%
Total	**6,823**	**100.00%**	**1.147%**

- ✓ Opened June 2011
- ✓ New Branch Signage
- ✓ Hired local manager and staff
- ✓ Significant Growth

San Marcos Interior



FIRST pactrust BANCORP, INC.

Why PacTrust: Just the Facts

- Consumer sentiment regarding banking and financial services is at an all-time low
- Banks are actively devising ways to add more fees to offset loss in revenue due to new federal regulations
- Free Checking is quickly becoming a thing of the past, although most consumers still expect it.
- So-Cal "churn" rate for banks estimated at 20-25% (percentage of customers actively looking to switch banks)
- Bank customers are suffering from "bank fatigue", caused from bank closures, acquisitions, poor service experiences and few alternatives
- A recent survey of bank customers from BankRate.com shows that 40 percent feel their bank doesn't look out for their interests.
- Consumer households hold approximately $70 trillion in total assets, of which $23 trillion are in investable assets
- Upon retirement, Baby Boomers will drive an additional $46 trillion into the investable assets market through retirement plan rollovers ($500 billion in 2010 alone), small business & real estate sales, stock option exercises and other sources of liquidation
- Many types of competitors are increasingly chasing this emerging transfer of wealth including full-service & discount brokers, boutique & upscale firms, independent advisors, insurance agents, CPAs, lawyers as well as other retail banks

Demographics

- Audience Universe for So-Cal Retail/Business Banking: 18-80
  - Consumer Target Audience: 28-65 years old
  - Baby Boomers: 47-65 years old (born 1946 to 1964)
  - Small to Medium size businesses
- Largest audience share of high cash flow and investible assets
- Lower age group (35-50) targeted for "portal" accounts
- Higher age group (50-65) targeted toward investments
- Small to Medium Size Businesses
  - CPA's, Physician's, Attorney's, Manufacturers
  - Businesses with $1-20 million dollars in annual sales

First PacTrust Bancorp, Inc.

Products Offered – Leveraging the Retail Footprint

Products	2011	2012
Deposit		
Consumer/Business Checking	✓	✓
Consumer/Business Savings	✓	✓
Consumer/Business Money Market, CDs	✓	✓
Cash Management	✓	✓
Investments		
Fixed/Variable Annuities		✓
Equity linked CDs		✓
Mutual Funds		✓
Life Insurance		✓
Cards		
Debit	✓	✓
Credit		✓
Lending		
Mortgage		✓
SBA		✓
CRE		✓
C & I		✓
Other		
Consumer/Business On-line Banking	✓	✓
Zash Pay	✓	✓
Mobile Banking		✓
Remote Deposit Capture	✓	✓

FIRST pactrust BANCORP, INC.

Branding

PACIFIC TRUST BANK

pactrust BANK

service)choice)value)trust)

four principles. one promise.

✓ New Brand Logo Launched April 2011

Branding

Existing Markets	New Markets
service) People who are your neighbors; service above and beyond "outsider" banks	**service)** Needs based service the way it used to be; personal care above the "big" banks
choice) Core products and services; multiple ways to do your banking (branch, ATM, online) alternative choice from Impersonal "outsider" banks	**choice)** Enhanced products and services, more choices for banking than the competition (4,300 service branches & 28,000 free ATMs); you **do** have a choice in banking
value) Respecting you and your money; low fees and competitive offering	**value)** Respecting you and your money; competitive fees and offerings
trust) Member of the Community for over 70 years; trust your money with us	**trust)** Nearly $1BB in assets; part of So-Cal landscape for over 70 years; member FDIC

Media Strategy

- Reinforce brand presence and growth in existing markets while "softening up" new markets for introduction and expansion. Portal accounts (checking) are the entry point promoting access to your money through network of service branches and free ATMs. Investment products solicited through targeted messaging and cross-sell opportunities. Focus on consumer lending, single family lending, and C&I/SBA Lending.

MEDIA

- Outdoor (Signage):
  - New signage for all existing branches completed 10/15. "Coming Soon" banners installed at future branch locations
- Radio:
  - :30 new PTB brand introduction. High frequency; high reach through regional and local stations that service LA, OC and SD/Riverside Counties
- Print:
  - Local Area Publications and some Newspaper to reinforce "part of your community" messaging.
- Targeted Direct Mail:
  - Branch trade area radius (less than 3 miles)

Branching Strategy

- Expansion in Key Market Area's
  - Capacity – Is the market growing?
  - Demand Growth – What is the current stock of consumer and small business deposits and loan balances in the Trade Area. What is the projected growth in the Trade Area?
  - Fragmentation – How many competitors are in the Trade Area? What type of competitor are we facing?
  - Concentration – What is the competitor Market Share in the Trade Area?
  - Branch Standards (Trade Area) – "A" Locations, Owned and Leased, Free Standing Preferred, Distinctive Locations, Destination Point, 2500 to 4000 sq ft.
  - Branch Standards Interior – Professional Image, Upscale Design Elements, Technology Friendly Media, Comfortable
  - Branch Personnel - Attract an experienced manager from the trade area, effective leader, balanced in their approach (Liabilities/Asset Generation), has the ability to effectively recruit personnel, and is a pillar in the community. This by far is the most important key in successful new branching.

Branch Network


Pasadena
San Bernardino
Pomona
Ontario
Los Angeles
East Los Angeles
Riverside
Torrance
Fullerton
Moreno Valley
Palm Springs
Joshua Tree
Garden Grove
Hemet
Long Beach
Irvine
Indio
Huntington Beach
Mission Viejo
Santa Catalina Island
Oceanside
Vista
Escondido
Anza-Borrego Desert State Park
El Cajon
San Diego
Chula Vista
Tecate
FPTB branch location
Proposed FPTB branch location
Gateway depository branch location
Beach depository branch location*

- 11 Branch locations, including 8 full service branches; 2 additional branches opening in late 2011
- Member of CU Service Center Network with over 4,300 shared branch locations throughout the U.S. and the shared network with over 28,000 ATM's
- Organic Growth Strategy
  - Increase market penetration within the Bank's primary footprint and expand into neighboring regions
  - Acquire prime branch locations from distressed sellers or the FDIC
  - Open new retail banking locations and staff with well known community bankers to attract core deposits
  - Enhance loan and deposit product set

New Branch: Century City


opening soon!
pactrust
BANK



FIRST pactrust BANCORP, INC.

New Branch: Santa Monica


PHOTO MONTAGE
PROPOSED PACIFIC TRUST BANK
Wilshire Blvd., Santa Monica, CA





That's why...

PEOPLE Talented, results-driven, solutions-oriented branch management, retail and business staff who are focused on superior customer service.

SERVICE Needs based service– "the way it used to be." Personalized approach delivered to consumers and businesses

CONVENIENCE Member of CU Service Center Network with over 4,300 shared branch locations and 28,000 ATM's throughout the U.S..

VALUE Retail bank is a major contributor to low cost funding in support of the lending operation and materially increases fee income opportunities. Branch "Leverage" opportunity!

TIME Disruption in the Market and Big Bank Fatigue? – Timing couldn't be better to deliver "**California's Premier Community Bank**" to consumers and businesses.

FIRST pactrust BANCORP, INC.™

Credit Risk Management

Matt Bonaccorso, EVP & Chief Credit Officer

September 26, 2011

FIRST pactrust BANCORP, INC.

Credit Risk Management

- Historical Credit Culture
  - Historically a credit union for Rohr employees started in 1941.
  - 1995 - Rohr name was dropped and the institution adopted the Pacific Trust name as part of the brand—it remained a credit union.
  - 2000 - company became a mutually owned federal savings bank.
  - 2002 - institution converted to stock ownership and became subsidiary of the holding company.
  - Common thread during long history: the company stuck to its knitting.
    - It made conservative loans secured by 1 to 4 SFR's and did little else.
    - During 2006 and 2007 it made a limited foray into construction, land acquisition and development lending, but the magnitude of said credits was well contained and relatively harmless given the size of the organization and level of capital.

FIRST pactrust BANCORP, INC.

Credit Risk Management (continued)

- Ongoing Credit Process and Culture
  - The new management teams for credit and loan production entered the scene during January 2011.
  - The team, old and new, worked to triage the legacy portfolio.
  - "All Hands" workouts employed where indicated.
  - Implemented better segregation of duties with respect to lending support.
  - Trained staff to improve collection process.
  - Began origination of SFR and CRE in *earnest*.
  - Risk Rating system is line driven - the assigned/originating officer is responsible to associate the proper risk grade to each loan.

FIRST pactrust BANCORP, INC.

Credit Risk Management (continued)

- Ongoing Credit Process and Culture (continued)
  - Process is overseen by the IAR Officer, the IAR Committee (comprised of senior officers from Credit, Production, Administration and Finance) as well as third party reviewers.
  - We have built our IARC database to assist in following our past due, criticized and classified loans, as well as our OREO assets.
  - The system is scalable and of significant value as we acquire either portfolios or whole banks.
  - With respect to our M&A activities, we fully recognize the importance of properly assessing the portfolio of the target.

FIRST pactrust BANCORP, INC.

Portfolio Summary By Loan Type 8-31-2011

Loan Type	Portfolio Totals			Criticized				Classified				Criticized and Classified			
	Count	Balance	% Tot	Count	Balance	% Cat	% Tot	Count	Balance	% Cat	% Tot	Count	Balance	% Cat	% Tot
Commercial															
Commercial RE	29	33,286,501.52	4.8%	0	0.00	0.0%	0.0%	1	1,370,567.67	4.1%	0.2%	1	1,370,567.67	4.1%	0.2%
Commercial RE-Green	4	15,588,984.81	2.2%	0	0.00	0.0%	0.0%	1	911,404.61	5.8%	0.1%	1	911,404.61	5.8%	0.1%
Commercial Secured	9	32,042,423.85	4.6%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%
Commercial Secured-CD Secured	1	84,756.97	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%
Commercial Secured-Line of Credit	1	6,215,000.00	0.9%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%
Commercial Unsecured	1	485,000.00	0.1%	0	0.00	0.0%	0.0%	1	485,000.00	100.0%	0.1%	1	485,000.00	100.0%	0.1%
Commercial Unsecured-Line of Credit	2	10,499.62	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%
Commercial-Letter of Credit	2	0.00	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%
Commercial-Line of Credit	2	359,391.04	0.1%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%
Land	7	4,404,614.11	0.6%	1	173,250.00	3.9%	0.0%	4	3,635,099.99	82.5%	0.5%	5	3,808,349.99	86.5%	0.5%
Multifamily	60	28,306,326.98	4.1%	1	498,094.81	1.8%	0.1%	8	10,430,710.62	36.8%	1.5%	9	10,928,805.43	38.6%	1.6%
Multifamily-Green	5	3,728,261.41	0.5%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%
Multifamily-Line of Credit	1	93,088.39	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%
Commercial Total:	**124**	**124,604,848.70**	**17.9%**	**2**	**671,344.81**	**0.5%**	**0.1%**	**15**	**16,832,782.89**	**13.5%**	**2.4%**	**17**	**17,504,127.70**	**14.0%**	**2.5%**
Consumer															
1-4 Family-Green	253	223,065,458.01	32.1%	9	6,833,274.86	3.1%	1.0%	4	4,622,720.38	2.1%	0.7%	13	11,455,995.24	5.1%	1.6%
1-4 Family-Light Green	32	8,525,016.44	1.2%	1	698,021.54	8.2%	0.1%	0	0.00	0.0%	0.0%	1	698,021.54	8.2%	0.1%
1-4 Family-Mortgage	765	329,303,890.48	47.3%	28	14,012,532.71	4.3%	2.0%	20	12,980,391.19	3.9%	1.9%	48	26,992,923.90	8.2%	3.9%
Consumer-Auto	6	16,308.04	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%
Consumer-CD Secured	3	15,616.72	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%
Consumer-HELOC	248	8,111,107.05	1.2%	1	107,911.99	1.3%	0.0%	2	1,028,085.10	12.7%	0.1%	3	1,135,997.09	14.0%	0.2%
Consumer-HELOC-Non Owner Occ.	6	335,548.31	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%
Consumer-HELOC-VISA Access	1	2,038.74	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%
Consumer-Sav Secured	70	658,043.55	0.1%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%
Consumer-Unsec. LOC	106	131,782.49	0.0%	0	0.00	0.0%	0.0%	2	5,827.70	4.4%	0.0%	2	5,827.70	4.4%	0.0%
Consumer-Unsec. LOC-Personal	1,212	540,235.12	0.1%	6	7,180.68	1.3%	0.0%	0	0.00	0.0%	0.0%	6	7,180.68	1.3%	0.0%
Consumer-Unsec. LOC-VIP	525	167,029.35	0.0%	2	3,455.21	2.1%	0.0%	0	0.00	0.0%	0.0%	2	3,455.21	2.1%	0.0%
Consumer-Unsec. Term	1	753.72	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%	0	0.00	0.0%	0.0%
Consumer Total:	**3,228**	**570,872,828.02**	**82.1%**	**47**	**21,662,376.99**	**3.8%**	**3.1%**	**28**	**18,637,024.37**	**3.3%**	**2.7%**	**75**	**40,299,401.36**	**7.1%**	**5.8%**
Total:	**3,352**	**695,477,676.72**		**49**	**22,333,721.80**	**3.2%**	**3.2%**	**43**	**35,469,807.26**	**5.1%**	**5.1%**	**92**	**57,803,529.06**	**8.3%**	**8.3%**

Portfolio Past Due Summary 8-31-2011

	30-59 Days				60-89 Days				90 + Days			
	Count	% Total	Balance	% Total	Count	% Total	Balance	% Total	Count	% Total	Balance	% Total
Commercial												
Commercial RE	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Commercial RE-Green	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Commercial Secured	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Commercial Secured-CD Secured	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Commercial Secured-Line of Credit	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Commercial Unsecured	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	1	0.03%	485,000.00	0.07%
Commercial Unsecured-Line of Credit	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Commercial-Letter of Credit	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Commercial-Line of Credit	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Land	0	0.00%	0.00	0.00%	1	0.03%	173,250.00	0.02%	4	0.12%	3,635,099.99	0.52%
Multifamily	1	0.03%	162,579.15	0.02%	0	0.00%	0.00	0.00%	1	0.03%	5,411,627.00	0.78%
Multifamily-Green	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Multifamily-Line of Credit	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Commercial Total:	**1**	**0.03%**	**162,579.15**	**0.02%**	**1**	**0.03%**	**173,250.00**	**0.02%**	**6**	**0.18%**	**9,531,726.99**	**1.37%**
Consumer												
1-4 Family-Green	1	0.03%	276,000.00	0.04%	1	0.03%	599,912.27	0.09%	1	0.03%	1,099,999.99	0.16%
1-4 Family-Light Green	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
1-4 Family-Mortgage	11	0.33%	5,678,331.43	0.82%	4	0.12%	2,509,471.61	0.36%	9	0.27%	5,814,190.55	0.84%
Consumer-Auto	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Consumer-CD Secured	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Consumer-HELOC	2	0.06%	1,156,115.10	0.17%	0	0.00%	0.00	0.00%	1	0.03%	107,911.99	0.02%
Consumer-HELOC-Non Owner Occ.	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Consumer-HELOC-VISA Access	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Consumer-Sav Secured	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Consumer-Unsec. LOC	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	2	0.06%	5,827.70	0.00%
Consumer-Unsec. LOC-Personal	3	0.09%	2,761.80	0.00%	0	0.00%	0.00	0.00%	1	0.03%	322.05	0.00%
Consumer-Unsec. LOC-VIP	2	0.06%	3,473.92	0.00%	1	0.03%	1,228.60	0.00%	0	0.00%	0.00	0.00%
Consumer-Unsec. Term	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%	0	0.00%	0.00	0.00%
Consumer Total:	**19**	**0.57%**	**7,116,682.25**	**1.02%**	**6**	**0.18%**	**3,110,612.48**	**0.45%**	**14**	**0.42%**	**7,028,252.28**	**1.01%**
Delinquency Total:	**20**	**0.60%**	**7,279,261.40**	**1.05%**	**7**	**0.21%**	**3,283,862.48**	**0.47%**	**20**	**0.60%**	**16,559,979.27**	**2.38%**
Portfolio Total:	**3,352**		**695,477,676.72**									

FIRST pactrust BANCORP, INC.

Portfolio Past Due Rate Comparison 8-31-2011

Month Over Month Past Due Summary

Category	August 2011 Count	Principal	% of Tot	July 2011 Count	Principal	% of Tot	June 2011 Count	Principal	% of Tot	May 2011 Count	Principal	% of Tot	April 2011 Count	Principal	% of Tot
Commercial															
30-59	1	162,579.15	0.02%	2	672,025.13	0.10%	2	667,478.10	0.10%	2	667,856.34	0.10%	2	833,042.92	0.12%
60-89	1	173,250.00	0.02%	2	667,478.10	0.10%	0	0.00	0.00%	1	333,700.00	0.05%	0	0.00	0.00%
90+	6	9,531,726.99	1.37%	6	9,784,231.90	1.44%	6	9,784,231.90	1.43%	6	14,178,531.90	2.07%	7	23,556,031.90	3.43%
Commercial Delq:	8	9,867,556.14	1.42%	10	11,123,735.13	1.63%	8	10,451,710.00	1.53%	9	15,180,088.24	2.21%	9	24,389,074.82	3.55%
Consumer															
30-59	19	7,116,682.25	1.02%	18	14,573,177.61	2.14%	20	16,385,851.92	2.40%	20	15,597,256.24	2.27%	30	22,767,368.36	3.31%
60-89	6	3,110,612.48	0.45%	9	4,517,578.12	0.66%	9	3,986,886.89	0.58%	14	9,977,233.74	1.45%	11	7,424,829.96	1.08%
90+	14	7,028,252.28	1.01%	11	6,254,116.97	0.92%	12	7,161,476.22	1.05%	25	16,535,966.79	2.41%	29	17,092,348.62	2.49%
Consumer Delq:	39	17,255,547.01	2.48%	38	25,344,872.70	3.72%	41	27,534,215.03	4.03%	59	42,110,456.77	6.14%	70	47,284,546.94	6.88%
Total Delq:	47	27,123,103.15	3.90%	48	36,468,607.83	5.36%	49	37,985,925.03	5.56%	68	57,290,545.01	8.35%	79	71,673,621.76	10.43%
Portfolio Total:	3352	695,477,676.72		3374	680,942,935.36		3396	683,175,294.59		3414	686,149,754.06		3445	687,364,581.59	

Quarter Over Quarter Past Due Summary

Category	August 2011 Count	Principal	% of Tot	2 QE 2011 Count	Principal	% of Tot	1 QE 2011 Count	Principal	% of Tot	4 QE 2010 Count	Principal	% of Tot	3 QE 2010 Count	Principal	% of Tot
Commercial															
30-59	1	162,579.15	0.02%	2	667,478.10	0.10%	7	2,614,625.01	0.38%	5	3,742,635.56	0.53%	6	3,138,642.26	0.44%
60-89	1	173,250.00	0.02%	0	0.00	0.00%	1	485,000.00	0.07%	0	0.00	0.00%	0	0.00	0.00%
90+	6	9,531,726.99	1.37%	6	9,784,231.90	1.43%	7	23,556,031.90	3.40%	4	15,606,899.99	2.23%	5	17,231,307.00	2.41%
Commercial Delq:	8	9,867,556.14	1.42%	8	10,451,710.00	1.53%	15	26,655,656.91	3.85%	9	19,349,535.55	2.76%	11	20,369,949.26	2.85%
Consumer															
30-59	19	7,116,682.25	1.02%	20	16,385,851.92	2.40%	14	12,103,032.38	1.75%	24	12,075,596.38	1.72%	18	5,882,433.87	0.82%
60-89	6	3,110,612.48	0.45%	9	3,986,886.89	0.58%	9	5,197,409.73	0.75%	10	7,190,893.49	1.03%	14	10,562,514.85	1.48%
90+	14	7,028,252.28	1.01%	12	7,161,476.22	1.05%	27	14,425,362.42	2.08%	24	14,227,285.47	2.03%	22	12,126,241.39	1.70%
Consumer Delq:	39	17,255,547.01	2.48%	41	27,534,215.03	4.03%	50	31,725,804.53	4.58%	58	33,493,775.34	4.78%	54	28,571,190.11	4.00%
Total Delq:	47	27,123,103.15	3.90%	49	37,985,925.03	5.56%	65	58,381,461.44	8.42%	67	52,843,310.89	7.53%	65	48,941,139.37	6.85%
Portfolio Total:	3352	695,477,676.72		3396	683,175,294.59		3463	693,204,380.62		3498	701,326,108.70		3566	714,139,917.59	

FIRST pactrust BANCORP, INC.

Residential Loan Portfolio

	#	UPB	% of UPB	Average UPB	Capital at Risk	Unfunded Commitment	Age	WAC	Margin	% Mod[1]	FICO	OLTV	CLTV	# Missed Payment Last 3mo	# Missed Payment Last 6mo	% Current	%OO	%1-4 Family	% Purchase
Current	989	$538,715,292	98.0	$544,707	-14,795,687	$31,913,359	55	4	3	2	733	69	74	0.02	0.08	100	83	89	44
30	6	4,404,459	0.8	734,077	-582,601	0	66	4	3	45	647	61	111	1.57	2.91	0	93	100	47
60	2	1,897,718	0.3	948,859	-196,687	0	63	3	3	0	741	62	111	2.47	3.00	0	100	100	0
90	1	1,545,436	0.3	1,545,436	0	0	90	4	4	0	587	70	65	3.00	4.00	0	100	100	100
120+	4	1,633,695	0.3	408,424	-185,242	0	88	4	3	0	742	75	109	3.00	5.67	0	86	67	48
Total:	1002	$548,196,602	100.0	$547,102	-15,760,217	$31,913,359	55	4	3	2	731	69	75	0.06	0.15	98	83	89	44

Overview

- 1002 Loans
- $548,196,602 Unpaid Principal Balance (UPB)
- $547,102 Average UPB
- 731 Average FICO
- 69% Original LTV
- 75% Current LTV
- 98% Current
- 83% Owner Occupied
- 89% 1-4 Family Residential

Additional Facts

- 7 Non-Performing Loans (60+ Days Past Due)
- 95% ARM
- First Deed of Trust on every property
- 38% Interest Only
- 97% San Diego, Riverside, and Los Angeles
- 96% Full / Low Documentation
- 87% No Missed Payments Last Two Years

Legend

1. Loan Modification

FIRST pactrust BANCORP, INC.

Analysis of Select Risk Factors - SFR

Loans with Negative Equity

Current Loan to Value	% Current	Average FICO	Capital at Risk
100-110%	100%	742	$2,209,629
110-120%	100%	729	$3,471,147
120-130%	93%	736	$2,743,760
130%+	86%	715	$5,950,066
Total	**95%**	**730**	**$14,374,602**

Loans with Payments Missed Last 24 Months

# Payments Missed	% Current	Average FICO	Capital at Risk
1	100%	704	$920,521
2	68%	717	$238,545
3	69%	690	$557,881
4	63%	674	$87,413
5-9	79%	628	$1,201,007
10+	81%	675	$0
Total	**85%**	**678**	**$3,005,367**

Capital at Risk – Methodology

1. *Unpaid Principal Balance compared to 90%* of the most recent valuation to Identify Negative Equity loans and Negative Equity Amount for each loan.*
2. *Negative Equity Amount summed for all Negative Equity Loans to determine Total Negative Equity Amount*
3. *Total Negative Equity Amount tax adjusted assuming 42% tax rate to determine Capital At Risk.*

Note: PacTrust Bank completes valuations on the properties securing every loan 2x per year. Most recent valuations were completed by DataQuick using AVM values as of 5/31/2011.

* *10% discount is applied to most recent valuation to account for closing costs and market conditions.*

FIRST pactrust BANCORP, INC.

Non-Performing Loans – SFR (60+ Days PD)

	#	UPB	% of UPB	Average UPB	Capital at Risk	Unfunded Commitment	Age	WAC	Margin	% Mod[1]	FICO	OLTV	CLTV	# Missed Payment Last 3mo	# Missed Payment Last 6mo	% Current	%OO	%1-4 Family	% Purchase
Current	989	$538,715,292	98.0	$544,707	-14,795,687	$31,913,359	55	4	3	2	733	69	74	0.02	0.08	100	83	89	44
30	6	4,404,459	0.8	734,077	-582,601	0	66	4	3	46	647	61	111	1.67	2.91	0	93	100	47
60	2	1,897,718	0.3	948,859	-196,687	0	63	3	3	0	741	62	111	2.47	3.00	0	100	100	0
90	1	1,545,436	0.3	1,545,436	0	0	90	4	4	0	587	70	65	3.00	4.00	0	100	100	100
120+	4	1,633,695	0.3	408,424	-185,242	0	88	4	3	0	742	75	109	3.00	5.67	0	86	67	48
Total:	1002	$548,196,602	100.0	$547,102	-15,760,217	$31,913,359	55	4	3	2	731	69	75	0.06	0.15	98	83	89	44

Overview
- $5,076,849 Unpaid Principal Balance
- $381,929 Capital at Risk
- $0 Unfunded Commitments
- 79 Months Since Origination
- 695 Average FICO
- 69% Original LTV
- 96% Current LTV
- 95% Owner Occupied
- 89% 1-4 Family Residential

Additional Facts
- 6 San Diego / 1 Riverside
- 6 SFR / 1 Condo
- All Non-Judicial Foreclosure States
- 63% Full Doc Loans
- 3 Loans originated in 2003 or before
- None previously modified
- All First Deed of Trust

Legend
1. Loan Modification

FIRST pactrust BANCORP, INC.

Sample Risk Analysis - SFR

# Loans		Capital At Risk	$ / Share[1]
1002	**All Residential Loans**	$15,760,217	$1.36
188 | 90	LTV > 100% | 1+ Missed Payments Last 2 Years	$14,374,602 | $3,005,367	
31	**Elevated Risk of Loss**	$2,815,757	$0.24
7	Non Performing Loans (60+ Days Past Due)	$381,929	
3	**High Risk of Loss**	$381,929	$0.03

1. Assumes 11,588,000 shares outstanding as of August 3, 2011.

FIRST pactrust BANCORP, INC.

SFR Portfolio Geographic Concentration

A large concentration of Bank SFR loans are secured by collateral located in highly desirable beach communities, with low LTVs.

Area	# of Loans	Bal	Avg Bal	WA LTV
1. La Jolla	73	$104.5MM	$1.4M	48%
2. Pacific Beach	72	$54.5MM	$757K	59%
3. Coronado	39	$40.3MM	$1.0MM	47%
4. Rancho Santa Fe (92067)	12	$17.4MM	$1.5MM	62%
5. Rancho Bernardo (92127)	14	$12.1M	$867K	70%
6. Downtown	18	$9.1MM	$506K	85%
7. Hillcrest	18	$9.0MM	$501K	65%
8. Del Mar	10	$8.6MM	$859K	27%
9. North City West	17	$8.6MM	$505K	64%
10. Ocean Beach	12	$7.1MM	$591K	85%


Cardiff-By-The-Sea
Rancho Santa Fe
Rancho Bernardo
Solana Beach
Twin Peaks
Black Mtn
Poway Rd
Poway
Del Mar
Van Dam Peak
Carmel Mtn.
Kearny Mesa
805
Miramar Rd
163
5
La Jolla
52
SAN DIEGO
La Jolla Mesa
Soledad Mtn.
Balboa Ave
Cowles Mtn.
Pacific Beach
Friars Rd
Ingraham St
15
La Mesa
El Cajon Blvd
Ocean Beach
College Ave
94
SAN DIEGO
125
North Island Naval Air Station
Coronado
National City
Lincoln Acres
Bonita
1
2
3
4
5
6
8
9
10

Delinquent Mortgages*

The Company's total delinquencies declined by $16MM or 37% from the previous quarter.


$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0

	6/30/10	9/30/10	12/31/10	3/31/11	6/30/11
30s	$14,077,779	$16,407,445	$21,570,618	$20,856,996	$16,071,060
60s	$8,849,494	$10,562,515	$9,946,984	$6,295,299	$3,986,727
90s	$29,161,818	$21,972,292	$19,914,161	$27,619,477	$14,241,908

*Non-performing loans (DQs 90+days) decreased by $13.4MM. Loans 30-89 days delinquent decreased by $7MM

First pactrust Bancorp, Inc.

Classified/Criticized Loans

Pacific Trust Bank's classified loans decreased in 3Q10 and 4Q10 from its peak in 2Q10.


$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
$52,006,335
$55,894,626
$37,961,750
$47,398,075
$38,721,020
$41,570,201
$31,620,544
$41,558,646
$18,336,942
$34,214,652
6/30/2010
9/30/2010
12/31/2010
3/31/2011
6/30/2011
Total Special Mention
Total Substandard

- ✓ Total classified loans (i.e. Substandard) totaled $34.2MM at June 30, 2011 compared to $41.6MM in 1Q11. This includes two loans rated Substandard are held at Bancorp totaling $5.1MM.
- ✓ Classified and Criticized (i.e. Special Mention) loans totaled $52.5MM, a decrease of $20.6MM or 28%.
- ✓ Loans rated Substandard include loans on non-accrual and impaired TDR.

First PacTrust Bancorp, Inc.

TDR- Pacific Trust Bank

Performing TDR are well seasoned with solid yields

Payments	# of Loans	Book Value	Avg Loan Size	Weighted Avg Int Rate
1 Payment	2	$687,678	$343,839	10.53%
2 Payments	0	N/A	N/A	N/A
3 Payments	0	N/A	N/A	N/A
4 Payments	0	N/A	N/A	N/A
5 Payments	0	N/A	N/A	N/A
6 Payments	2	$2,715,819	$1,357,909	4.67%
7 Payments	0	N/A	N/A	N/A
8 Payments	1	$415,296	$415,296	6.87%
9 Payments	0	N/A	N/A	N/A
10 Payments	3	$3,293,494	$1,097,831	5.93%
11 Payments	1	$319,977	$319,977	5.60%
12+ Payments	15	$5,801,676	$386,778	5.34%
Total	**24**	**$13,233,939**	**$551,414**	**5.68%**

- ✓ 24 TDRs valued at $13.2 million are performing and earning interest income
- ✓ 15 TDR valued at $7.3 million are on non-accrual and interest income is recognized on a cash basis until they perform for 6 consecutive months
- ✓ 6 TDRs with balance of $6.7 million are nonperforming
- ✓ Weighted average interest rate of performing TDR is 5.68%

(1) All balances are net of SVA

OREO – Bancorp and Bank

- ✓ As of June 30, 2011, OREO balances totaled $15.0 million
  - Pacific Trust Bank holds 19 OREO assets (all single-family homes) with a net value of $7.6 million
  - Bancorp holds 4 OREO assets including 2 land, 1 construction and 1 SFR with an aggregate value of $7.4 million; represents 49% of total OREO; balances have been written down to less than 20% of original loan amounts
- ✓ All OREO is carried at levels no more than 91% of the most recent appraised value.

FIRST pactrust BANCORP, INC.™

Administration & Operations

Richard Herrin, EVP & CAO

September 26, 2011

Bank Administration and Operations

Officer	Experience
Richard Herrin EVP - Chief Administrative Officer	✓ FDIC regulator until 2010; Special Operations Group overseeing distressed financial institutions; Receiver In Charge of failed banks; Asset Management Group for Western Region ✓ Southern California community banker with deep credit, operations and asset management experience
Julio Gallud SVP – Director of IT	✓ Experienced in Information Technology ranging from senior management to systems analysis ✓ Effective in cost reduction, developing IT strategic plans, and solving business needs with innovative solutions ✓ Experienced in managing various technological platforms
Nikki Dang VP – Director of HR	✓ Former FDIC regulator handling depositor services, claims and HR/Benefits/Payroll ✓ Strong background in banking operations, HR, and compliance for over 10+ years
Chris Giglio VP – Corporate Real Estate Bank Security Officer	✓ Manages all of bank's facilities and REO's ✓ Designated as the Bank Security Officer ✓ Former FDIC regulator as Manager of Franchise Marketing
Laura Larson VP – Compliance/Audit/BSA	✓ Designated Auditor, BSA & Compliance Officer ✓ 25+ years banking experience in the field of expertise ✓ In-depth knowledge of compliance and regulatory guidelines
Daisy Garcia VP- Central Operations	✓ Knowledgeable of Fiserv, banks core platform ✓ Solid operational, compliance and product knowledge ✓ Main interface with Retail Branch network
Heidi Johnson AVP – Call Center	✓ Experienced and dedicated manager of retail/operation and call center activities ✓ Manages team of seven (7) professionals in the call center and drive-up teller window

- ✓ Our team is backed by over 50+ years of success. With deep rooted talent, knowledge and experience in banking, management and M&A.
- ✓ Continuity of management team through Gateway Business Bank & Beach Business Bank acquisition
- ✓ A clearly defined and articulated Business Growth Strategy is the driving force behind the change initiative occurring at PTB
- ✓ Overall strategy is attained by making continuous improvements to PTB's critical processes
- ✓ New and emerging technologies will create opportunities for improvements in process performance
- ✓ People, skills, knowledge and experience, as well as readiness for change, are critical in driving the bank's growth initiatives.

Bank Administration and Operations



RICHARD HERRIN
EVP – CHIEF ADMINISTRATIVE OFFICER
NIKKI DANG
HUMAN RESOURCES
TEAM OF 2
LAURA LARSON / PHIL LAM
COMPLIANCE
TEAM OF 5
DAISY GARCIA
CENTRAL OPERATIONS
TEAM OF 6
JULIO GALLUD
INFORMATION TECHNOLOGIES
TEAMS OF 8
HEIDI JOHNSON
CALL CENTER
TEAM OF 8
CHRIS GIGLIO
CORP. REAL ESTATE /SECURITY
TEAM OF 3

Administration/Operations Mission

WHERE ARE WE GOING : STRATEGIC MISSION

- ✓ Effective management of change, adaptation, and cost-containment through flexibility and cooperativeness in a very dynamic organization.
- ✓ To help align team performance within the Administration/Operation's vision and strategies, while managing the challenges faced in the external environment. Strengthen and support the organization's organic growth and M&A initiatives.

HOW ARE WE GOING TO GET THERE : CORE STRATEGY

- ✓ Enabling growth – working with scalable core platform which provides the ability to 'plug and play' as PTB integrates with new organizations
- ✓ With fragmentation in the banking sector and escalating expectations, we must continuously improve and support business partners and provide exceptional customer service levels
- ✓ Readily identifying and managing risks more effectively. This will require PTB to manage and share information equally and consistently across business partners as growth occurs
- ✓ Improving the cost to income ratio by driving significant operational cost efficiencies while at the same time making the necessary investment in technology to remain competitive and resilient
- ✓ Strengthening the brand by ensuring the systems and processes enable the bank to deliver its customer value proposition of Service, Choice, Value and Trust
- ✓ Responding effectively to evolving regulatory compliance requirements

PacTrust Bank Opportunities

KEY OPPORTUNITIES

- ✓ Bank of Choice/Employer of Choice; competitive compensation and benefits packages
- ✓ High quality employment retention is the result of HR-enhancements to support organizational performance
- ✓ Improve measurement of operating metrics to enhance efficiency throughout all operational divisions
- ✓ Enhanced security technologies throughout bank facilities to prevent and minimize loss
- ✓ Vendor consolidation and spending efficiency initiative
- ✓ Centralization of support functions to a single location to increase control, efficiency and transparency
- ✓ Minimize controllable losses for the bank

PacTrust Bank Success Factors

CRITICAL SUCCESS FACTORS TO MEET KEY OPPORTUNITIES

PERSONNEL:

- ✓ Qualitative expansion of staff to support growth, manage risk and improve customer experience
- ✓ Experienced integration teams selected to fold in acquisition candidates to bank culture and core banking platform

RISK MANAGEMENT:

- ✓ Effective risk management practices and security monitoring for all information technology services and customer information
- ✓ Continue to work with vendors to improve fraud detection and reduce debit card fraud losses

COMPLIANCE:

- ✓ Consistent focus on vendor accountability to meet the bank's Vendor Management Policy Guidelines
- ✓ Ensure that all acquired entities meet highest standards of compliance thereby reducing the Bank's regulatory and reputation risk

SERVICE LEVEL:

- ✓ Analytical call center which provides metrics on caller issues, timeframes for resolution and customer satisfaction
- ✓ Deliver secure, cost effective information technology infrastructure to support organizational growth
- ✓ Relentless focus on execution of our strategic objectives

Human Resources Objectives

GOALS:

- ✓ HR to be a core competency for the organization
  - ➢ Established planning and process for all HR activities
  - ➢ Aligning the HR Management with the organizations mission

RISK MANAGEMENT/COMPLIANCE:

- ✓ Policies and Procedures re-engineered and strongly implemented
  - ➢ Audits meet compliance and satisfactory rating
  - ➢ Bank in compliance with regulations and labor laws

SERVICE LEVEL:

- ✓ Planning and Recruitment –
  - ➢ Strive to find, nurture, develop and retain the best talent
- ✓ Payroll, Benefits and 401k –
  - ➢ Strive to ensure high quality, low cost for both bank and employee
- ✓ Performance Management/Reviews –
  - ➢ Training and reward programs to enhance employees job experience and further career advancement
- ✓ Trust –
  - ➢ Deliver on commitment with our business partners



Employee Count
600
500
400
300
200
100
0
2010
2011
2012
BBB
GBB
MHMB
PTB

HR Service Commitment


Care and Concern
Timely Assistance
Dependable and Accurate Performance
Confidence in Employee's knowledge
HR
SERVICE EXCELLENCE

FIRST pactrust BANCORP, INC.

Compliance Objectives

GOALS :

- ✓ Maintain a culture of compliance with all law and regulations
- ✓ Build and maintain a platform to evaluate and manage compliance risk and support growth initiatives.
- ✓ Ensure that all acquired entities meet highest standards of compliance thereby reducing the Bank's regulatory and reputation risk.

HOW ARE WE DOING?

- ✓ Clean audits
- ✓ Strong BSA compliance despite being located in 'high risk" market
- ✓ Compliant with upcoming regulatory changes
- ✓ Regulatory compliance within the Bank remains strong and will continue to receive close monitoring
- ✓ Continued refinement of the BSA risk-based monitoring program by implementing an automated AML (Anti-money Laundering) monitoring system/program
- ✓ Internal and external compliance training for all applicable personnel
- ✓ Continued Board and Executive Management commitment to regulatory compliance

COMPLIANCE / BSA ACTIVITY



Suspicious Activity Report
Currency Transaction Report
Suspicious Incident Report
Adult Protective Services

Audits And Risk Assessments

- ✓ Infrastructure and audit scopes built using "Large Bank" compliance and audit universe.
- ✓ Bank has performed audits for all divisions and branches
- ✓ Approximately 29 audits in all performed
- ✓ Average rating of audits performed is Satisfactory and above
- ✓ Sarbanes/Oxley Testing performed throughout the calendar year
- ✓ Risks assessments conducted meet all regulatory guidelines and are analyzed and measured against banks policies and procedures

1

- Enterprise-wide Risk Assessments identify audit areas
- Prioritize audit program according to risks

2

- Proposals & engagements are established, calendared and approved by Audit Committee
- Scopes defined per audit

3

- Audits performed as scheduled
- Exceptions or Recommendations followed-up with management responses and or remediations per plan
- Validations and close-out of items presented in audit

COMPLIANCE TRAINING

The compliance department is committed to recruiting, retaining and building highly skilled and well cross-trained professionals commensurate with the regulatory environment in the banking sector:

- ✓ Increased opportunities for efficiencies
- ✓ Compliance and audit cross-training and certifications
- ✓ Continued external education
- ✓ Additional emphasis on remaining current with new regulations

Information Technology / Risk Management Objective

The Executive Management Team and Information Technology Leadership team is committed to effective Risk Management in every aspect of information technology implementation and support.

- ✓ Significant expertise in integrations and risk management
- ✓ Information Security Program
- ✓ Vendor Management Program
- ✓ Business Continuity Planning and Testing
- ✓ Project Management
- ✓ Incident Response Testing
- ✓ Application Security Controls
- ✓ Network Security Assessment
- ✓ Social Engineering Testing

SECURITY CYCLE



BUSINESS PLANNING
PLAN/ ADJUST
IMPLEMENT
TRAIN/AWARENESS
MONITOR
REPORT
PLAN/ AUDIT
PLAN/ ADJUST
IMPLEMENT
TRAIN/ AWARENESS
EVALUATE/ ADJUST
REPORTING

Information Technology – Business Continuity

Business Continuity

The Information Technology leaders will continue to support Business Continuity objectives as defined within the annual business continuity plan for the bank.


BUSINESS CONTINUITY PROCESS
IDENTIFY: RISK ASSESSMENT
ANALYZE: BUSINESS IMPACT
DESIGN: STRATEGY SELECTION
EXECUTE: PLAN DEVELOPMENT AND EXECUTION
MEASURE: PLAN TESTING AND MAINTENANCE

Disaster Recovery initiatives include:

- ✓ Restoration of all critical applications rated priority 1 and 2.
- ✓ Periodic testing to certify these disaster recovery back-up systems.
- ✓ Prioritize applications and functions, define business unit roles, responsibilities, and testing procedures, and discuss sharing of disaster recovery center resources.

Information Technology - Compliance

- ✓ The Executive Management Team and Information Technology Leadership team is committed to effective Risk Management in every aspect of information technology implementation and support.
- ✓ The Information Technology team is committed to 100% compliance with all FFIEC, OTS, State, Local, and bank guidelines and regulations.
- ✓ Information Technology General Controls
- ✓ Information Security
- ✓ Network Security Controls
- ✓ Incident Response
- ✓ Application Security Controls
- ✓ Business Continuity Planning
- ✓ Multi-Factor Authentication
- ✓ Annual Security Training



SYSTEMS
PEOPLE
PROCESS
IT CONTROL

Central Operations Objectives

- ✓ Year over year 2010 to 2011 Reg E claims have increased, however recoveries over the same period have increased as well
- ✓ Increased focus on fraud reduction and customer claim validation process
- ✓ Actively monitors national banking/deposit fraud trends
- ✓ Business account setup/services have increased within the Central Op's (outside of branch network) by 75%
- ✓ All team members are cross-trained within all functions in Central Ops
- ✓ Staff is well versed in the core platform
- ✓ The ultimate branch resource – we are a central location to initiate inquiries, advance issues, seek problem resolution, hammer out technical details, and accomplish difficult customer service goals.

FIRST pactrust BANCORP, INC.

Call Center Objectives

THE PACTRUST BANK CALL CENTER:

- ✓ Fields all customer calls into the bank.
- ✓ Serves as the backbone support team to the PTB retail team.
- ✓ Maintains Bank Institutional CD's
- ✓ Maintains PTB corporate, loan holdback and green accounts.
- ✓ Manages disbursement of NSF notices, mortgage and consumer loan statements, bank mail, faxes, and e-mail requests.
- ✓ Call Center employees strive to conduct themselves with courtesy and integrity, while maintaining efficiency and accuracy. As PTB grows the team aims to keep to these responsibilities and the commitment to the four core principles of service, choice, value, and trust.

2011 PTB Call Volume

	1Q11	2Q11	3Q11	4Q11
TOTAL CALLS	11,816	12,025	12,513	11,445
AVERAGE TALK TIME MINS	3:00	3:00	3:00	3:00

Corporate Real Estate Objectives

FACILITIES MANAGEMENT

CORPORATE REAL ESTATE

- BUILDING MAINTENANCE
- LEASE MANAGEMENT
- CONSTRUCTION MANAGEMENT
- SITE SELECTION

The Corporate Real Estate Department handles all aspects of Bank facilities management and expansion. This includes:

- ✓ Building Maintenance
- ✓ Lease Management
- ✓ Site Selection for new branches
- ✓ Construction Management at new branches & renovation projects.



pactrust
now open!
now open!
pactrust

It is the goal of the Corporate Real Estate department to enhance the physical condition and image of each PTB location, locate strategic opportunities in key markets, and streamline the build out process for new locations.

PTB has created a "branch standard" by which each new and existing branch needs to adhere to. This standard defines designs and quality for branch interiors. Working together with select contractors, this standard as been set with our contractors as a guideline for expectations. This approach allows PTB to streamline the design and build process. Additionally, PTB has worked closely with key retail specialists across Southern California to form a broker network that ensures key retail branch opportunities will not be missed.

Purchasing / Procurement Objectives

- FACILITIES MANAGEMENT
  - PURCHASING / PROCUREMENT
    - VENDOR MANAGEMENT
    - BUSINESS SERVICES

The Facilities Management Department handles all Vendor Management along with operational purchasing.

It is our objective to help PTB obtain the best overall total-value and quality of service with new or existing vendors.

✓ Procurement Transformation	=	Efficiency
✓ Contract Management	=	Sustainability
✓ Strategic Sourcing	=	Realized Savings
✓ Combined together	=	Value

Procurement activities at PTB are in the process of being enhanced in standardization and control. Identification of core items, standardization of products, implementation of best-practice ordering habits and negotiations will assist in driving the best possible value for each dollar that PTB spends. Annual vendor assessments (as outlined in the PTB Vendor Management Policy) will control risks to PTB customers and overall bank operations.

Bank Security Objectives


FACILITIES MANAGEMENT
BANK SECURITY
PHYSICAL SECURITY
INFORMATION SECURITY / BSA

The Security Division is responsible for physical security and safeguards of client information.

The department maintains physical, electronic, and procedural safeguards that comply with federal standards to guard non-public personal information about bank customers. This is accomplished by operating under a detailed information security policy and program designed to protect the security of customer information. The information security program is subject to ongoing regulatory oversight and examination.

The goal of the Security department is to create a reputation amongst the public that Pac Trust Bank is the most secure bank in the market. PTB is focused on upgrading analytical surveillance and digital monitoring equipment in each branch to insure maximum security of our employees, assets and customer deposits.

PTB has contracted with CIM Group (bank security specialists) to conduct security assessments at each PTB location. These assessments include full recommendations and design layouts for necessary upgrades.

FIRST pactrust BANCORP, INC.™

&

BEACH BUSINESS BANK®

Business Banking

Robert Franko, BBB President & CEO
September 26, 2011

Overview of Beach Business Bank

BEACH BUSINESS BANK®

Company Overview

Bank Name		Beach Business Bank
Headquarters		Manhattan Beach, CA
Date Established		June 1, 2004
Depository Branches		3
Total Assets	$	302,709
Cash & Securities	$	55,134
Gross Loans	$	248,744
Total Deposits	$	263,111
Tangible Common Equity	$	30,736

Pro Forma Branch Map



Pasadena
San Bernardino
Pomona
Ontario
Los Angeles
East Los Angeles
Riverside
Torrance
Fullerton
Moreno Valley
Garden Grove
Palm Springs
Joshua Tree Na
Hemet
Indio
Long Beach
Irvine
Huntington Beach
Mission Viejo
Santa Catalina Island
Oceanside
Vista
Escondido
Anza-Borrego Desert State Park
El Cajon
San Diego
Chula Vista
Tecate
La Ru

- FPTB branch location
- Proposed FPTB branch location
- Beach depository branch location*
- Gateway depository branch location

Location	2010 Deposits ($000)	2009 Deposits ($000)	2005 Deposits ($000)	2009-2010 Growth Rate(%)	2005-2010 Growth Rate(%)
1230 Rosecrans Ave - Manhattan Beach	143,495	145,327	39,204	(1.26)	266.02
180 E Ocean Blvd - Long Beach	72,324	50,809	-	42.34	-
650 Town Center Dr - Costa Mesa	19,130	-	-	-	-

- ✓ Strong commercial banking platform including C&I and SBA programs
- ✓ Fits with overall branch expansion strategy
- ✓ Strong cultural fit with Beach management joining the First PacTrust team

Source: SNL Financial as of 6/30/2011 & FDIC Deposit Data as of 6/30/2010
Note: All dollars in thousands
*Does not include Gateway's mortgage offices

What Is Unique?

- Top 100 of C&I lenders (based on volume) for banks <$1 Billion in Assets
- Consistently in top 100 SBA producers nationally
- Blend SBA and C&I to deliver unique credit solutions

BEACH BUSINESS BANK®

FDS Manufacturing Co.



FDS Manufacturing Co.

- Established in 1950, Two Prior Banking Relationships
- Pressured by incumbent Lender because of a Loss in 2009
- Had a Loss year, but huge Depreciation expense, AR, Inventory, Real Estate & Fixed Assets
- We structured $6 MM of credit, $4.5 MM of it guaranteed by the SBA
- Incumbent Lender said, "Don't Leave Us, We Can Do That"

BEACH BUSINESS BANK

FDS Manufacturing Co.

"We take the time to understand your business"

BEACH BUSINESS BANK®

Product Offerings

- C&I Term Loans, and Asset-Based Revolvers
- CRE – principally Owner-Occupied
- High-Income Jumbo Mortgages, especially for Doctors
- DDA-Linked Revolvers - $50-100,000
- Speed In Decision – Speed in Closing

BEACH BUSINESS BANK®

Value We Can Add

- ✓ Rapid Delivery Through PacTrust Banking Offices
- ✓ Scalable Business Products – Particularly SBA Express (up to $350,000)
- ✓ Skilled & Seasoned Business Banking Team
- ✓ Speed In Decision – Speed in Closing
- ✓ Clients looking for Residential Mortgages

BEACH BUSINESS BANK®

PacTrust Partnership

Why partner with PacTrust

- ✓ Excellent Board & Management
- ✓ Complimentary Business Model: 1 + 1 = >2
- ✓ Expand Business Banking Platform Across Southern California
- ✓ Revenue Enhancement Opportunities for the Combined Entity
- ✓ Liquid Security for Our Shareholders
- ✓ First Mover Advantage for Consolidation - Strategic Positioning

FIRST pactrust BANCORP, INC.™

Concluding Remarks

Gregory Mitchell, President & CEO
September 26, 2011

FIRST pactrust BANCORP, INC.

Long-term Goals

- 4% + NIM -- Qualitative "relationship" focus that creates value for customers and shareholders
- Low 50s efficiency ratio -- Strong management team, systems and energized culture. Increasing levels of non-interest income.
- ~$1+ billion assets in each of Los Angeles, Orange, and San Diego Counties. Multiple "synergistic" sources of revenue.
- Provide dividend growth that exceeds inflation.

A Simple Model

NIM
4.0%

+

Fees
1.0%

−

OpEx
3.0%

−

Taxes
0.8%

=

ROA
1.2%

FIRST pactrust BANCORP, INC.

Extending a Simple Model – Long-Term View

NIM 4.0%
+
Fees 1.0%
−
OpEx 3.0%
−
Taxes 0.8%
=
ROA 1.2%
×
Assets $5 Billion
=
Net Income $60 million

- *Focus on qualitative growth, strong balance and diverse revenue sources should contribute to a superior P/E multiple.*
- *A historic median P/e of 15x earnings, with an assumed 20 million shares outstanding converts to a potential trading price of $45.00 per share.*
- *Long-term returns to shareholders are enhanced by strong quarterly dividends.*

Expanded Footprint Enables Ability to Increase Market Share

Pro Forma Banking Branch Map*


Pasadena
San Bernardino
Pomona
Ontario
Los Angeles
East Los Angeles
Riverside
Torrance
Fullerton
Moreno Valley
Palm Springs
Joshua Tree
Garden Grove
Hemet
Indio
Long Beach
Irvine
Huntington Beach
Mission Viejo
Santa Catalina Island
Oceanside
Vista
Escondido
Anza-Borrego Desert State Park
El Cajon
San Diego
Chula Vista
Tecate

Pro-forma map with mortgage offices


ALTA
Seattle
Spokane
Great Falls
WASHINGTON
MONTANA
Walla Walla
Helena
Portland
Salem
Eugene
OREGON
IDAHO
Boise
Salt Lake City
UNITED S
Reno
Sacramento
NEVADA
UTAH
Stockton
Francisco
San Jose
CALIFORNIA
St. George
Las Vegas
Bakersfield
ARIZONA
Los Angeles
Phoenix
Mexicali
Tucson
Ensenada
BAJA CALIFORNIA
Nogales
Magdalena de Kino

- FPTB branch location
- Proposed FPTB branch location
- Gateway depository branch location*
- Beach depository branch location*
- Mission Hills Mortgage office location

*Does not include Gateway's mortgage offices

FIRST pactrust BANCORP, INC.

Delivering in 2012

- ✓ Strong capital position, low levels of credit risk, scalable balance sheet and solid management systems leave PacTrust positioned for growth
  - ✓ Growth from lending platforms
  - ✓ Growth in low cost and stable deposits
  - ✓ Significant growth in non-interest income with the ability to add additional revenue generating products and services
  - ✓ Solid returns on infrastructure investments
- ✓ Strong reputation in community banking markets, liquid currency, leadership team and long-term vision have positioned PacTrust as the “Consolidator of Choice” in California
  - ✓ Strong growth in key markets
  - ✓ Broadened product set
  - ✓ Strong growth in EPS with little of no dilution to tangible book value

FIRST pactrust BANCORP, INC.

Gateway and Beach Business Bank

- Gateway is expected to merge into PacTrust in late Q4-11
  - Bargain purchase gain in Q4-11
  - Significant 2012 revenue enhancements from expansion of Mission Hills Mortgage Bankers
  - Margin enhancements from redeployment of Gateway's excess cash position
  - Moderate portfolio expansion from product and production synergies between PacTrust and Mission Hills Mortgage Bankers
- Beach Business Bank is expected to join the PacTrust family in Q1
  - Moderate first year lift from "cross introduction" of Beach and PacTrust products
  - Bob Franko expected to accelerate growth in SBA, C&I and DDA relationships at PacTrust
  - Expected to add more than $3 million in net income in 2012

FIRST pactrust BANCORP, INC.

M&A

- Strong capital levels, liquid currency and emerging reputation within the California banking market have resulted in a very high level of reverse inquiry among banks and other financial intermediaries seeking a merger partner.
- Renewed stress in economic markets have resulted in an acceleration on M&A discussions
- While some institutions are continuing to demand unrealistic pricing, others have “seen the light” giving PacTrust the ability to provide “win-win” transactions for PacTrust and target shareholders.
- Market conditions are expected to worsen giving PacTrust a long-term opportunity to acquire entities at reasonable prices.

TIME, ADVERSE MARKET CONDITIONS AND FAS-141(r) ACCOUNTING ARE ALLIES OF PAC TRUST.

First PacTrust Bancorp, Inc.

First PacTrust offers investors an attractive investment opportunity	• Top notch management team focused on execution and growth • Currently trading at discount to tangible book value -- a significant discount to peers • Significant upside if First PacTrust reaches long-term goals
First PacTrust is a profitable bank	• Balance sheet repositioned for NIM expansion • Clean and scalable balance sheet • Initiatives to increase non-interest income in place • Quantifiable loan portfolio • Fortress capital position • Earnings upside
First PacTrust is well-positioned to be a lead bank consolidator in Southern California	• Publicly traded currency • Proven ability to raise fresh capital • Proven ability to attract & get deals done